Exhibit 4.3

Filing # 123105199 E - Filed 03/15/2021 02:46:28 PM

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Filing # 115665136 E - Filed 10/27/2020 11:41:24 AM

IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
IN AND FOR LEON COUNTY, FLORIDA

SMALL CAP COMPLIANCE, LLC,
a Foreign Limited Liability Company

Petitioner,

vs.

Case No: 2020-CA-001379

CHINA TELETECH HOLDING, INC.,
a Florida for profit corporation

Respondent.

_______________________________________/

ORDER ON MOTION FOR APPOINTMENT OF CUSTODIAN

THIS CAUSE came before the Court on Petitioner/Custodian, SMALL CAP COMPLIANCE, LLC *Motion to Terminate Custodianship* and the Court, having reviewed the file, from counsel, and otherwise been fully advised, rules as follows:

It is hereby ORDERED AND ADJUDGED that the actions taken by Custodian, SMALL CAP COMPLIANCE, LLC on behalf of CHINA TELETECH HOLDING, INC are hereby approved. SMALL CAP COMPLIANCE, LLC's Custodianship of CHINA TELETECH HOLDING, INC is hereby terminated. Custodian SMALL CAP COMPLIANCE, LLC is hereby discharged as Custodian of CHINA TELETECH HOLDING, INC.

DONE AND ORDERED in Open Court in Leon County, Florida on this 15 day of March, 2021.

ANGELA C. DEMPSEY
CIRCUIT COURT JUDGE

Copies furnished to:

Tina El Fadel, Esq., K/S Attorneys at Law, 2424 N. Federal Highway, Suite 200, Boca Raton, Florida 33431; eservice@ks-law.com and tina@ks-law.com

Defendant, CHINA TELETECH HOLDING, INC., 1201 Hays Street, Tallahassee, FL 32301

IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
IN AND FOR LEON COUNTY, FLORIDA

SMALL CAP COMPLIANCE, LLC,
a Foreign Limited Liability Company

Petitioner,

Case No: 2020-CA-001379

vs.

CHINA TELETECH HOLDING, INC.,
a Florida for profit corporation

Respondent.

______________________________________/

ORDER ON MOTION FOR APPOINTMENT OF CUSTODIAN

THIS CAUSE came before the Court on Plaintiff's *Motion for Appointment of Custodian* and the Court, having reviewed the file, heard arguments from counsel, and otherwise been fully advised, rules as follows:

It is ORDERED AND ADJUDGED the Motion for Appointment of Custodian is hereby:

GRANTED. Petitioner is appointed as custodian and shall conduct meeting as detailed in the motion. Any compensation must be approved by this Court. AD

DONE AND ORDERED in Open Court in Broward County, Florida on this 27 day of Oct., 2020.

ANGELA C. DEMPSEY
CIRCUIT COURT JUDGE

Copies furnished to:

Tina El Fadel, Esq., K/S Attorneys at Law, 2424 N. Federal Highway, Suite 200, Boca Raton, Florida 33431; eservice@ks-law.com and tina@ks-law.com

Defendant, CHINA TELETECH HOLDING, INC., 1201 Hays Street, Tallahassee, FL 32301